SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 22, 2013

H. J. Heinz Company
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-3385	25-0542520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Suite 3100 Pittsburgh, Pennsylvania		15222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Heinz provides update on proposed financing by Hawk Acquisition Sub, Inc.

H.J. Heinz Company (“Heinz”) announced today that Hawk Acquisition Sub, Inc. (“Merger Sub”), an entity formed by Berkshire Hathaway Inc. and 3G Capital Partners Ltd. (the “Investors”), has priced an offering of $3.1 billion of 4.25% Second Lien Secured Notes due 2020 (the “notes”).  As previously disclosed, the notes are being issued to provide a portion of the financing for the previously announced merger of Merger Sub with and into Heinz, with Heinz surviving the merger (the “Acquisition”).

Merger Sub and the Investors expect that the net proceeds of the offering will be used to finance a portion of the cash consideration for the Acquisition.  Merger Sub intends to deposit the gross proceeds of the offering into a segregated escrow account until the date that certain conditions, including the completion of the Acquisition, have been satisfied.   Upon consummation of the Acquisition, Heinz will assume all of the obligations of Merger Sub under the notes and certain of Heinz’s existing and future direct and indirect wholly owned domestic restricted subsidiaries will guarantee the notes.  The notes will be secured by second liens on the assets securing the expected new credit facility, subject to certain exceptions.  Following consummation of the Acquisition, Heinz’s guarantee of the 6.25% Guaranteed Notes due February 18, 2030 will be secured equally and ratably with the notes pursuant to the collateral documents securing the notes.

In connection with the upsized offering, the aggregate amount of the proposed new term loan facilities will be decreased in an amount equal to the increase in the size of the offering of the Notes, from $10,500,000,000 to $9,500,000,000, and will be denominated in USD only.  There will be no euro or sterling denominated term loans. The aggregate amount of commitments under the new revolving credit facility will be increased from $1,500,000,000 to $2,000,000,000.

The notes and the related guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2013	H. J. HEINZ COMPANY
	By:	/s/ Theodore N. Bobby
Theodore N. Bobby Executive Vice President, General Counsel & Corporate Secretary